UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SOLENO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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SOLENO THERAPEUTICS, INC.

203 Redwood Shores Parkway, Suite 500

Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Monday, May 18, 2020

Dear Stockholder:

We cordially invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Soleno Therapeutics, Inc. (“Soleno” or the “Company”). The meeting will be held on Monday, May 18, 2020, at 8:00 a.m. Pacific Time, virtually by visiting https://zoom.us/j/93804982577; Meeting ID: 938 0498 2577, where you will be able to listen to the meeting live, submit questions and vote online.  The meeting is being held for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors to serve until the 2023 Annual Meeting of stockholders or until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve the amendment to the 2014 Equity Incentive Plan;
4.	To approve, on an advisory basis, executive compensation;
5.	To approve, on an advisory basis, the frequency of future advisory notes on executive compensation; and
6.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors (our “Board” or “Board of Directors”) has fixed the close of business on April 8, 2020 as the record date for the Annual Meeting. Only stockholders of record on April 8, 2020 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote via the Internet, as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs. This notice of Annual Meeting of Stockholders and the accompanying proxy statement are being distributed to stockholders on or about April 20, 2020.

By order of the Board of Directors,

Anish Bhatnagar, M.D.

President and Chief Executive Officer

Redwood City, California

April 20, 2020

TABLE OF CONTENTS

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	2
What proposals will be voted on at the Annual Meeting?	2
What is Soleno’s voting recommendation?	2
What happens if additional proposals are presented at the Annual Meeting?	2
Who can vote at the Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How many votes does Soleno need to hold the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who counts the votes?	4
What happens if I do not cast a vote?	4
How can I vote my shares at the virtual Annual Meeting?	4
How can I vote my shares in advance, without attending the Annual Meeting?	4
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?	5
How can I change or revoke my vote?	5
Where can I find the voting results of the Annual Meeting?	5
Who is the proxy and what do they do?	5
How are proxies solicited for the Annual Meeting?	6
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?	6
What should I do if I receive more than one set of the proxy materials?	6
Is my vote confidential?	6
What is the deadline to propose actions for consideration at the 2020 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?	6
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
Nominee Directors	8
Continuing Directors	9
Director Independence	10
Board of Directors	10
Board Leadership Structure	10
Board Committees	11
Audit Committee	11
Compensation Committee	11
Nominating and Corporate Governance Committee	11
Stockholder Recommendations for Nominations to the Board of Directors	12
Communications with the Board of Directors	12
Role in Risk Oversight	12
Code of Business Conduct and Ethics	13
Compensation Committee Interlocks and Insider Participation	13
Non-Employee Director Compensation	13
PROPOSAL NO. 1 ELECTION OF DIRECTORS	15
Nominees	15
Vote Required	15

-i-

-ii-

SOLENO THERAPEUTICS, INC.

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Monday, May 18, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting proxies for the 2020 Annual Meeting of Stockholders of Soleno Therapeutics, Inc. (“Soleno” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be on Monday, May 18, 2020, at 8:00 a.m., Pacific Time virtually by visiting https://zoom.us/j/93804982577; Meeting ID: 938 0498 2577, where you will be able to listen to the meeting live, submit questions and vote online.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q: Why am I receiving these materials?

A: Our Board of Directors is providing these proxy materials to you in connection with our Board of Directors’ solicitation of proxies for use at our virtual Annual Meeting, which will take place on May 18, 2020. Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the proposals described in this proxy statement.

All stockholders will have the ability to access the proxy materials via the Internet, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2020. The proxy statement includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or mail.

Q: What proposals will be voted on at the Annual Meeting?

A: There are five proposals scheduled to be voted on at the Annual Meeting:

•	To elect the Class II nominees for directors as set forth in this proxy statement;
•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
•	To approve the amendment to the 2014 Equity Incentive Plan;
•	To approve, on an advisory basis, executive compensation; and
•	To approve, on an advisory basis, the frequency of future advistory votes on executive compensation.

Q: What is Soleno’s voting recommendation?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class II nominees to our Board of Directors, “FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm , “FOR” approval of the amendment to the 2014 Equity Incentive Plan, “FOR” approval, on an advisory basis, of executive compensation and “FOR” approval, on an advisory basis, of the frequency of future advisory votes on executive compensation of every three years.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the five proposals described in this proxy statement, Soleno does not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy, the person named as proxy holder, Anish Bhatnagar, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Soleno’s Class II nominees are not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q: Who can vote at the Annual Meeting?

A: Our Board of Directors has set April 8, 2020 as the record date for the Annual Meeting. All stockholders who own Soleno Common Stock at the close of business on April 8, 2020 may attend and vote at the Annual Meeting. For each share of Common Stock held as of the record date, the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. As of April 8, 2020, there were 44,690,977 shares of our Common Stock were outstanding. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a beneficial owner through a broker, bank or other nominee for you as a beneficial owner.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Soleno hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with Soleno’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and these proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Soleno or to vote virtually at the Annual Meeting.

Beneficial Owners / Street Name Stockholders

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares virtually at the Annual Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders” or “beneficial owners”.

Q: How many votes does Soleno need to hold the Annual Meeting?

A: The holders of a majority of Soleno’s issued and outstanding shares, and entitled to vote, as of the record date must be present virtually or represented at the Annual Meeting by proxy in order for Soleno to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are also counted as present at the meeting if you:

•	attend the meeting virtually and vote; or
•	have properly submitted a proxy card or voting instruction form or voted via the Internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A: Proposal One — Directors are elected by a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

You may vote either “FOR” or “WITHHOLD” on each of the Class II nominees for election as director. The two individuals receiving the highest number of “FOR” votes at the Annual Meeting for the Class II nominees will, therefore, be elected.

Proposal Two — The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote is required to ratify the appointment of Marcum LLP as our Company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Three — The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote is required to amend the Company’s 2014 Equity Incentive Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Three. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Four — The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote is required to approve, on a non-binding advisory basis, the compensation of our named executive officers. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Four. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Five — A plurality of the shares present virtually or represented by proxy and entitled to vote is required to approve, on a non-binding basis, the frequency of the advisory votes on executive compensation of our named executive officers. This means that you can cast your vote on your preferred voting frequency by choosing the option of every one year, two years or three years, or may abstain from voting. The frequency that receives the highest number of votes casts by our stockholders at the Annual Meeting will be considered the non-binding, advisory vote of our stockholders. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q: Who counts the votes?

A: Votes cast by proxy or virtually at the Annual Meeting will be tabulated and certified by the inspector of elections who will also determine whether or not a quorum is present. A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), the amendment of the Company’s 2014 Equity Incentive Plan (Proposal Three), approval of the advisory vote on executive compensation (Proposal Four) and approval of the frequency of the advisory votes on executive compensation (Proposal Five) because if you do not indicate how you want to vote your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (Proposal Two).

Q: How can I vote my shares at the virtual Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted at the virtual Annual Meeting. If you choose to vote at the annual meeting, please bring your proxy card to the Annual Meeting. Even if you plan to attend the Annual Meeting, Soleno recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote at the virtual Annual Meeting.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the proxy materials or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on May 17, 2020, by following the instructions on your proxy cards or at www.voteproxy.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees (have your proxy card in hand when you visit the website). Your proxy card or voting instructions form you complete and return will provide instructions for stockholders whose bank or brokerage firm is participating in electronic voting.

Telephone — You will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on May 17, 2020, at 888-776-9962 or 718-921-8562 (have your proxy card in hand when you call).

Mail — You may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided (if you received printed proxy materials). Your vote must be received by 11:59 p.m., Eastern Time, on May 17, 2020.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A: Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine” matter: the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors or the approval of the Amended 2014 Equity Incentive Plan, which are “non-routine” matters, absent direction from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting virtually (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive office, 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065, Attention: Corporate Secretary.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting virtually. Your broker, bank or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May 17, 2020.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q: Who is the proxy and what do they do?

A: Our Board of Directors designated the person named as proxy on the proxy card, Anish Bhatnagar. When you, as stockholder of record, provide voting instructions in the proxy card, the named proxy will cast their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxy will vote as recommended by our Board of Directors in favor of the nominated directors, in favor of ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and in favor of the approval of the amendment to our 2014 Equity Incentive Plan. If a matter not described in this proxy statement is properly presented at the Annual Meeting, the named proxy holder will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q: How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

A: Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by the Company. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may our Investor Relations department (i) by mail at 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065, Attention: Corporate Secretary, (ii) by calling us at (650) 213-8444, or (iii) by sending an email to IR@soleno.life.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Soleno or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Soleno’s management.

Q: What is the deadline to propose actions for consideration at the 2021 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?

A: Our stockholders may submit proposals that they believe should be voted upon at our next Annual Meeting in 2021 or nominate persons for election to our Board of Directors at that meeting (see “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendations and Nominations of Director Candidates”).

Stockholder Proposals:

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in Soleno’s proxy statement for the 2021 Annual Meeting, the written proposal must be received by Soleno’s Corporate Secretary at our principal executive offices no later than December 21, 2020. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

When a stockholder does not seek to include a proposal in our 2021 proxy statement pursuant to Rule 14a-8, the stockholder may submit the proposal to Soleno for the 2021 Annual Meeting of Stockholders consistent with the requirements of our amended and restated bylaws. To be timely under our amended and restated bylaws, such stockholder’s notice must be received by the Corporate Secretary at our principal executive office not later than 45 days nor earlier than 75 days before the one-year anniversary of the date on which we first mailed our 2020 proxy materials. For the 2021 Annual Meeting, assuming a mailing date of April 20, 2020 for this proxy statement, the notice must be received no earlier than February 4, 2021 and no later than March 6, 2021. However, if the date of the 2021 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the 2021 Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate

Secretary not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2021 Annual Meeting, or (ii) the tenth day following the day on which a public announcement of the date of the 2021 Annual Meeting is first made. To be in proper form, a stockholder’s notice to our Company must set forth the information required by our amended and restated bylaws.

In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4(i)(a) of our amended and restated bylaws.

As described in our amended and restated bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our Common Stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our amended and restated bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2021 Annual Meeting.

Recommendations and Nominations of Director Candidates:

The nominating and corporate governance committee of our Board of Directors will consider stockholder recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Soleno, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our Common Stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our Company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4(ii) of our amended and restated bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our amended and restated bylaws.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Soleno Therapeutics, Inc., at 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065, Attention: Corporate Secretary. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2021 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which currently consists of six members. Stuart Collinson served as a member of our Board of Directors until his resignation on April 15, 2020. Five of our current six directors are independent within the meaning of the independent director requirements of The NASDAQ Capital Market (“NASDAQ”). Our Board of Directors is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of April 1, 2020, and certain other information for each of the directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/Nominees
Ernest Mario (2)	II	81	Chairman	08/03/2007	2020	2023
Birgitte Volck (1)(3)	II	57	Director	06/10/2019	2020	2023
Stuart Collinson (4)	II	60	Director	03/07/2017	2020	N/A

2. Continuing Directors
Gwen Melincoff (2)(3)	I	68	Director	04/26/2019	2021	—
Andrew Sinclair (1)(3)	I	48	Director	12/19/2018	2021	—
Anish Bhatnagar	III	52	President, Chief Executive Officer, Chief Operating Officer and Director	02/06/2014	2022	—
William G. Harris (1)(2)	III	62	Director	06/02/2014	2022	—

(1)	Member of our audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Resigned on April 15, 2020. Member of our audit committee through the date of his resignation.

Nominee Directors

Ernest Mario, Ph. D. Dr. Mario joined our Board of Directors in August 2007 and served as Chairman and Chief Executive Officer until February 2014 when he was named Chairman. From April 2003 to August 2007, Dr. Mario served as Chief Executive Officer and Chairman of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company that was acquired by GlaxoSmithKline for approximately $1.6 billion in 2007. Dr. Mario served as Chief Executive Officer and Chairman of ALZA Corporation, a research-based pharmaceutical company, from November 1997 to December 2001, when ALZA was acquired by Johnson & Johnson for approximately $12 billion. Previously he served as Chief Executive Officer and Co-Chairman of ALZA from August 1993 to November 1997. From January 1992 until March 1993, Dr. Mario served as Deputy Chairman of Glaxo Holdings plc., a pharmaceutical company, and as Chief Executive from May 1989 to March 1993. Dr. Mario has current and past service on a number of corporate boards including Amplitude Healthcare Acquisition Corporation (current), Boston Scientific Corporation, Celgene Inc., Chimerix, Inc. (current), Kindred Biosciences Inc., Tonix Pharmaceuticals Holding Corp. (current) and XenoPort Inc. Dr. Mario earned his M.S. and Ph.D. in physical sciences at the University of Rhode Island and a B.S. in pharmacy at Rutgers. He holds honorary doctorates from the University of Rhode Island and Rutgers University. In 2007, he was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor.

We believe Dr. Mario is able to make valuable contributions to our Board of Directors due to his extensive knowledge of our Company, the industry, and our competitors, his extensive experience in risk oversight, quality and business strategy as a result of serving in leadership roles at multiple companies, his status as a significant stockholder and his prior service as our Chief Executive Officer.

Birgitte Volck, M.D., Ph.D. Dr. Volck joined our Board if Directors in June 2019. Since December 2018, Dr. Volck has served as the President R&D at AVROBIO Inc., a clinical stage gene therapy company. From 2016 to 2018, she served as head of Research and Development, Rare Diseases, for GlaxoSmithKline. From 2012 to 2016, Dr. Volck served as the Chief Medical Officer and Senior Vice President of Development at Swedish Orphan Biovitrum AB. Prior to this, from 2007 to 2012, she held various positions at

Amgen Inc., including Executive Development Director, Bone, Neuroscience & Inflammation. From 2004 to 2007, Dr. Volck served as Nordic Medical Director and Project Director at Genzyme A/S, and from 2001 to 2004, she served as Head of Clinical Development and Medical Affairs at Pharmexa. Dr. Volck currently serves as a director for Ascendis Pharma A/S. She also served as a director for Wilson Therapeutics AB from May 2017 to May 2018 until it was acquired by Alexion Pharmaceuticals for $850 million. Dr. Volck received her M.D. and Ph.D. degrees from Copenhagen University, Denmark.

We believe Dr. Volck is able to make valuable contributions to our Board of Directors due to her extensive experience in business development in our industry and her valuable experience in corporate governance and on other boards.

Continuing Directors

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined the Company in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our Company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

William G. Harris. Mr. Harris has been a member of our Board of Directors since June 2014. Since 2001, he has been the Senior Vice President of Finance and Chief Financial Officer of Xenoport, Inc. From 1996 to 2001, he held several positions with Coulter Pharmaceutical, Inc., a biotechnology company engaged in the development of novel therapies for the treatment of cancer and autoimmune diseases, the most recent of which was Senior Vice President and Chief Financial Officer, Corixa Corp., a developer of immunotherapeutic products, which was acquired by Coulter Pharmaceutical in 2000. Prior to Coulter Pharmaceutical, from 1990 to 1996, Mr. Harris held several positions at Gilead Sciences, Inc., the most recent of which was director of finance. Mr. Harris received a B.A. from the University of California, San Diego and an M.B.A. from Santa Clara University, Leavey School of Business and Administration.

We believe Mr. Harris is able to make valuable contributions to our Board of Directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries.

Gwen Melincoff. Ms. Melincoff joined our Board of Directors in April 2019. Ms. Melincoff has over 25 years of leadership experience in the biotechnology and pharmaceutical industries. Her experience has spanned public and private company boards, venture financing, business development, licensing, mergers and acquisitions, research operations, marketing, product management and project management. She currently sits on the board of directors of Photocure ASA, and Collegium Pharmaceutical, Inc. and is a Venture Advisor at Agent Capital. She is also an advisor to Phase 1 Ventures and Verge Genomics and was a board member at Tobira Therapeutics from 2014-2016 when Allergan acquired it for $1.7 billion. She served as Vice President of Business Development at BTG International Inc. a UK- specialist healthcare company from 2014-2016. From 2004 to the 2013, Ms. Melincoff was Senior Vice President of Business Development at Shire Pharmaceuticals. Additionally, she led Shire’s Strategic Investment Group (SIG). She served as a board member/board observer at DBV Technologies, AM Pharma, ArmaGen Technologies, Promethera Biosciences, Naurex Inc. (acquired by Allergan) and Enterome. She was responsible for the collaboration with New River Pharmaceuticals that led to the $2.6 billion acquisition of the company. Ms. Melincoff was named a “Top Women in Biotech 2013” by Fierce Biotech as well as being named to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013. Prior to joining Shire, Ms. Melincoff was Vice President of Business Development at Adolor Corporation. Ms. Melincoff worked for Eastman Kodak for over ten years in a number of their health care companies. Ms. Melincoff has a B.S in Biology, a Master’s of Science in Management, and has attained the designation of the Certified Licensing Professional (CLP™).

We believe Ms. Melincoff is able to make valuable contributions to our Board of Directors due to her extensive experience in business development and general management in our industry and her valuable experience in corporate governance and on other public boards.

Andrew Sinclair, PhD. Dr. Sinclair has been a member of our Board of Directors since December 2018. Since 2008, Dr. Sinclair has held various positions at Abingworth LLP, a life sciences investment group, where he is currently a Partner and Portfolio Manager. Dr. Sinclair currently sits on the board of Verona Pharma plc and is a member of the Institute of Chartered Accountants in

England and Wales and received a Ph.D. in chemistry and genetic engineering at the BBSRC Institute of Plant Science, Norwich, and a B.Sc. in microbiology from King’s College London.

We believe Dr. Sinclair is able to make valuable contributions to our Board of Directors due to his education and significant experience in the biotechnology and pharmaceutical industries.

Directors Not Standing for Re-Election

Stuart J.M Collinson, Ph.D. Dr. Collinson was a member of our Board of Directors from March 2017 until his resignation in April 2020. He currently serves as a partner at Forward Ventures, a venture capital firm. Previously he was Chairman and CEO of Aurora Biosciences. Dr. Collinson is currently the Chief Executive Officer and has been a member of the board of Tioga Pharmaceuticals since 2005 and Arcturus Therapeutics since 2014. He was a member of the boards of Affinium Pharmaceuticals from 2007 to 2014, Oxagen from 2001 to 2012 and Vertex Pharmaceuticals from 2002 to 2011. Dr. Collinson held senior management positions with Glaxo Wellcome from December 1994 to June 1998, most recently serving as Co-Chairman, Hospital and Critical Care Therapy Management Team and Director of Hospital and Critical Care. Dr. Collinson received his Ph.D. in physical chemistry from the University of Oxford, England and his M.B.A. from Harvard University.

The Board thanks Dr. Collinson for his many contributions to the Company.

Director Independence

Under the listing requirements and rules of NASDAQ, independent directors must comprise a majority of a listed company’s Board of Directors within a specified period of time, subject to certain phase-ins.

Since our initial public offering (the “IPO”), our Board of Directors has continually performed a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Harris, Ms. Melincoff, and Drs. Mario, Sinclair and Volck have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of NASDAQ. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company, any other transactional relationships a non-employee director may have with our Company, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and any of his, her and our respective affiliates.

Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is seven and it will be reduced to six immediately following the 2020 Annual Meeting. The Class II nominee directors, if elected, will continue to serve as directors until the annual meeting of stockholders in 2023 and until his or her respective successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board of Directors held six meetings during 2019. No members of our Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served) with the exception that Birgitte Volck, who attended two of the three meetings of the Board of Directors that occurred following her appointment on June 10, 2019. Although we do not have a formal policy, members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders and all members attended the annual meeting in 2019.

Board Leadership Structure

Our Board of Directors has a Chairman, Dr. Mario, who has authority, among other things, to preside over Board of Directors meetings, and to call special meetings of the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the leadership role of our Board of Directors in its oversight of the business and affairs of our Company. In addition, we currently believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of our Company and its stockholders. However, no single leadership model is right for all companies and at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. As a result, our Board of Directors may periodically review its leadership structure.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Audit Committee

Our audit committee consists of Andrew Sinclair, Birgitte Volck and William G. Harris, each of whom satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Harris. Birgitte Volck replaced Stuart Collinson on the audit committee in April 2020. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board of Directors has examined each audit committee member’s scope of experience and the nature of his or her employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, independence and performance and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. Our Board of Directors has determined that Mr. Harris is an audit committee financial expert, as defined by the rules promulgated by the SEC.

The audit committee held four meetings in 2019. The charter of the audit committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Compensation Committee

Our compensation committee currently consists of William G. Harris, Ernest Mario and Gwen Melincoff, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards, a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”). The chairperson of our compensation committee is Dr. Mario.

Our compensation committee oversees our compensation policies, plans and benefits programs and assists our Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our Board of Directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees.

The compensation committee held four meetings in 2019. The charter of the compensation committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Andrew Sinclair, Gwen Melincoff, and Birgitte Volck, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards. The chairperson of our nominating and corporate governance committee is Dr. Sinclair.

Our nominating and corporate governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our Board of Directors on matters concerning corporate governance and conflicts of interest.

The nominating and corporate governance committee held two meetings in 2019. The charter of the nominating and corporate governance committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diversity of experience, skills, professional background, gender, race, ethnicity, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board of Directors, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our Common Stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our Company and our stockholders. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our Board of Directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our Board of Directors by complying with the procedures in Section 2.4(ii) of our bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at Soleno Therapeutics, Inc., 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065. To be timely for our 2021 Annual Meeting of stockholders, our Corporate Secretary must receive the nomination not later than 45 days nor earlier than 75 days before the one-year anniversary of the date we first mailed its proxy materials to stockholders in connection with our previous year’s Annual Meeting of stockholders. The notice must state the information required by Section 2.4(ii)(b)(1) of our bylaws and otherwise must comply with applicable federal and state law.

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, and mailing the correspondence to our Corporate Secretary at Soleno Therapeutics, Inc., 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065. Our Corporate Secretary will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our Company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our Board of Directors has the ultimate responsibility for the risk management process, senior management and various committees of our Board of Directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board of Directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for Company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Our audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receives direction from the full Board of Directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, our compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, reports on the findings from the discussions to our Board of Directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.soleno.life. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ernest Mario served as Chief Executive Officer of the Company until 2014. None of the other members of our compensation committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of a board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or on our compensation committee.

Non-Employee Director Compensation

Directors who are employees do not receive any additional compensation for their service on our Board of Directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings.

Except as noted below, the following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2019.

Name	Cash Compensation	Option Awards (1)	Stock Awards (2)	Total
Ernest Mario (3)	$—	$20,050	$68,393	$88,443
William G. Harris (4)	$17,376	$20,050	$37,624	$75,050
Stuart Collinson (5)	$—	$20,050	$46,000	$66,050
Mahendra Shah (6)	$4,926	$—	$10,663	$15,589
Andrew Sinclair (7)	$—	$20,050	$—	$20,050
Gwen Melincoff (8)	$29,637	$45,189	$—	$74,826
Birgitte Volck (9)	$—	$33,134	$19,519	$52,653

(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our audited financial statements for the years ended December 31, 2019 and 2018. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors.

(2)

The amounts in this column reflect the aggregate grant date fair value of the common shares issued to board members in lieu of cash payments for quarterly board fees. Payment in shares of the Company’s common stock is made after the close of the quarter in which the compensation is earned. The grant date fair value for common shares is determined using the closing price of our common stock on the issuance date.

(3)

Dr. Mario joined our Board in August 2007. During 2019, Dr. Mario was granted an option to purchase 12,357 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Dr. Mario was also issued 26,217 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(4)

Mr. Harris joined our Board in June 2014. During 2019, Mr. Harris was granted an option to purchase 12,357 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Mr. Harris was also issued 14,449 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(5)

Dr. Collinson joined our Board in March 2017. During 2019, Dr. Collinson was granted an option to purchase 12,357 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. The Company also issued 17,664 shares of common stock to Forward Ventures, of which Dr. Collinson is a general partner, in lieu of cash payments for quarterly board service fees, paid quarterly in the quarter following when the compensation is earned.

(6)

Dr. Shah joined our Board in March 2017 and resigned from the Board in April 2019. During 2019, Dr. Shah was issued 4,403 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(7)

Dr. Sinclair joined our Board in December 2018. During 2019, Dr. Sinclair was granted an option to purchase 12,357 shares which the shares vest monthly over four years. Dr. Sinclair has waived his quarterly board fees.

(8)

Ms. Melincoff joined our Board in April 2019. During 2019, Ms Melincoff was granted an option to purchase 20,000 shares of our common stock of which the shares vest monthly over four years. Ms. Melincoff was granted an additional option to purchase 12,357 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date.

(9)

Dr. Volck joined our Board in June 2019. During 2019, Dr. Volck was granted an option to purchase 20,000 shares of our common stock of which the shares vest monthly over four years. Dr. Volk was also issued 5,827 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

Our Board of Directors has adopted a non-employee director compensation policy pursuant to which we will compensate our non-employee directors with a combination of cash and equity. Each such director will receive an annual base cash retainer of $35,000 for such service, to be paid quarterly. Each non-employee director will receive an annual stock option grant to purchase that number of shares representing, as of the date of grant, $32,500 of value, which shall be granted effective as of the date of each annual stockholder meeting, and share vest as to 100% of the shares on the earlier of the 12 month anniversary of the date of grant or the day before the next annual stockholder meeting. New Members elected to the Board of Directors shall receive a stock option grant to purchase 20,000 shares of Common Stock, which shall vest monthly over four years. The policy also provides that we compensate certain members of our Board of Directors for service on our committees as follows:

•	The chair or executive chair of our Board of Directors will receive an annual cash retainer of $25,000 for such service, paid quarterly;

•

The chairperson of our audit committee will receive an annual cash retainer of $15,000 for such service and each other member of the audit committee will receive an annual cash retainer of $7,500 for such service, paid quarterly;

•

The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service and each other member of the compensation committee will receive an annual cash retainer of $5,000 for such service, paid quarterly; and

•

The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $7,000 for such service and each other member of the nominating and corporate governance committee will receive an annual cash retainer of $3,500, paid quarterly.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of seven members. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class II directors will be elected for a three-year term.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Ernest Mario and Birgitte Volck as nominees for election as Class II directors. If elected, each of Ernest Mario and Birgitte Volck will serve as Class II directors until the 2023 Annual Meeting of stockholders; or until their respective successors are duly elected and qualified. Each of the nominees is currently a member of our Board of Directors. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Ernest Mario and Birgitte Volck. We expect that Ernest Mario and Birgitte Volck will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class II directors requires a plurality vote of the shares of our Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS

PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2020. Marcum also served as our independent registered public accounting firm for our fiscal year ended December 31, 2019.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Marcum as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Stockholder ratification of the appointment of Marcum is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Marcum to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present virtually or by proxy and entitled to vote at the Annual Meeting, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2020 if our audit committee believes that such a change would be in our Company’s best interests and that of our stockholders. A representative of Marcum is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Marcum for our fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees (1)	$266,481	$334,092
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$—
All Other Fees (4)	$64,243	$62,266
	$330,724	$397,358

(1)

“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Marcum in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Marcum for tax compliance, tax advice and tax planning.
(4)

“All Other Fees” in 2019 consist of fees and expenses billed for professional services rendered by Marcum in connection with our Form S-3 registration statement, our registered public offering in October 2019 and our Form S-8 registration statement related to the registration of shares authorized for issuance pursuant to the Company’s 2014 Equity Incentive Plan. In 2018, “All Other Fees” consist of fees and expenses billed for professional services rendered by Marcum in connection with our Form S-1 registration statement related to our 2018 PIPE Offering and our Form S-8 registration statement related to the registration of shares authorized for issuance pursuant to the Company’s 2014 Equity Incentive Plan.

Auditor Independence

In 2019, there were no other professional services provided by Marcum that would have required our audit committee to consider their compatibility with maintaining the independence of Marcum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Marcum for our fiscal years ended December 31, 2019 and 2018 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Marcum requires the affirmative vote of a majority of the shares of our Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING

DECEMBER 31, 2020.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE SOLENO 2014 EQUITY INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

BY TWO MILLION SHARES AND MAKE CERTAIN OTHER CHANGES

The Company’s 2014 Equity Incentive Plan (the “2014 Plan”) was originally adopted by the Board and approved by our stockholders in 2014 in connection with our initial public offering. We are asking our stockholders to approve an amendment to the 2014 Plan to increase the number of shares of our Common Stock reserved for issuance thereunder by two million shares, change the cap on the number of shares of the annual evergreen refresh to the least of: (i) 3,574,944 shares, (ii) 4.0% of the outstanding shares on the last day of the immediately preceding fiscal year, or (iii) such number of shares determined by the Board, extend the plan by ten years, and make certain other changes, so that we can continue to use it to achieve our goals.

Our named executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the 2014 Plan.

We have historically provided stock options and other types of equity awards as an incentive to our employees, directors and consultants to promote increased stockholder value. The Board of Directors and management believe that stock options and other types of equity awards are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate all employees to increase stockholder value. In addition, stock options and other types of equity awards are considered a competitive necessity in the high technology sector in which we compete. Given the highly competitive labor market for employee talent, our Board of Directors and management believe that the ability to continue to grant equity awards will be critical to the future success of Soleno.

Our Board believes that approval of the amended 2014 Plan will enable us to continue to use the 2014 Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that awards granted under the 2014 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Material Differences from the Existing 2014 Equity Incentive Plan

The following are the material differences between the existing 2014 Equity Incentive Plan and the amended 2014 Equity Incentive Plan:

•	The amended 2014 Plan increases the number of shares of our Common Stock reserved for issuance thereunder by two million shares.
•

The amended 2014 Plan amends the annual evergreen refresh to the least of: (i) 3,574,944 shares, (ii) 4.0% of the outstanding Shares on the last day of the immediately preceding fiscal year, or (iii) such number of shares determined by the Board.

•	The amended 2014 Plan will expire ten years from the date of approval of the amendments to the 2014 Plan by the Company’s stockholders.
•

The amended 2014 Plan provides that (i) awards will be subject to any clawback policy of the Company, (ii) the administrator may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, and (iii) our Board may require a participant to forfeit, return, or reimburse the Company all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

•

The existing 2014 Plan provides that in the event of a change in control, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met for (i) each award with performance-based vesting that is granted to any participant (other than a non-employee director) and that the successor corporation does not assume or substitute and (ii) each award with performance-based vesting that is granted to a non-employee director.  The amended 2014 Plan provides that such acceleration will apply unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant.

Vote Required; Recommendation of the Board of Directors

The Board has approved the amendment to the 2014 Plan, subject to the approval of our stockholders at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of stock present virtually or represented by Proxy and entitled to vote at the Annual Meeting will be required to approve this proposal.

Our Board of Directors recommends that you vote “FOR” the

approval of an amendment to our 2014 Equity Incentive Plan to increase the number of authorized shares reserved for issuance under the 2014 Plan by two million shares and make certain other changes.

Considerations of the Board of Directors in Making its Recommendation

In determining and recommending the increase to the share reserve under the 2014 Plan, the Board considered a number of factors, including the historical context for the 2014 Plan’s evergreen provisions, peer company equity plans, subsequent dilution events, currently available shares for grant under the 2014 Plan, and potential market and stockholder proxy advisory service reaction.

Summary of the 2014 Equity Incentive Plan

The following is a summary of the principal features of the 2014 Plan, as amended, and its operation. The summary is qualified in its entirety by reference to the 2014 Plan set forth in Appendix A.

The 2014 Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), (“ISOs”), to our employees and any of our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants, and our parent and subsidiary corporations’ employees and consultants.  As of April 1, 2020, approximately (i) twelve employees (including officers), (ii) six non-employee directors, and (iii) thirteen consultants were eligible to receive awards under the 2014 Plan.

Authorized Shares

Subject to the adjustment provisions in the 2014 Plan, the total number of shares of our Common Stock that will be reserved for issuance under the 2014 Plan will equal 5,345,086 shares, including grants currently outstanding.

Subject to the provisions of the 2014 Plan, the number of shares available for issuance under the 2014 Plan will be increased on the first day of each fiscal year beginning with the 2014 fiscal year, in an amount equal to the least of (i) 3,575,944 shares, (ii) 4% of the outstanding shares of our Common Stock on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by our Board on or before the last day of the immediately preceding fiscal year.

If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by us due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2014 Plan (unless the 2014 Plan has terminated). With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2014 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2014 Plan (unless the 2014 Plan has terminated). Shares that actually have been issued under the 2014 Plan will not be returned to the 2014 Plan except if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares, or performance units are repurchased by or forfeited to us, such shares will become available for future grant under the 2014 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2014 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2014 Plan.

Plan Administration

Our Board or one or more committees appointed by our Board of Directors will administer our 2014 Plan. In addition, if we determine it is desirable to qualify transactions under our 2014 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3.  To the extent that the administrator determines it to be desirable to qualify awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the 2014 Plan will be administered by a committee of at least two “outside directors” within the meaning of Code Section 162(m) with respect to such awards.

Subject to the provisions of our 2014 Plan, the administrator has the power to administer our 2014 Plan and make all determinations deemed necessary or advisable for administering the 2014 Plan, including but not limited to, the power to determine the fair market value of our Common Stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2014 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2014 Plan and awards granted thereunder, prescribe, amend and rescind rules relating to our 2014 Plan, including creating sub-plans, modify, or amend each award, including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option (except no option or stock appreciation right will be extended past its original maximum term), and allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type, and/or cash or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations, and other actions are final and binding on all participants.

Stock Options

Stock options may be granted under our 2014 Plan. The exercise price of options granted under our 2014 Plan must at least be equal to the fair market value of our Common Stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of our (or any parent or subsidiary of ours) outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months following the termination of service. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of our 2014 Plan, the administrator determines the other terms of options.

Restricted Stock

Restricted stock may be granted under our 2014 Plan. Restricted stock awards are grants of shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of our 2014 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever vesting conditions it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company), except the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units (“RSUs”) may be granted under our 2014 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock. Subject to the provisions of our 2014 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. In addition, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Stock Appreciation Rights

Stock appreciation rights may be granted under our 2014 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director, or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months following the termination of service. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2014 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Performance Units and Performance Shares

Performance units and performance shares may be granted under our 2014 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units will have an initial value established by the administrator on or prior to the grant date. Performance shares will have an initial value equal to the fair market value of our Common Stock on the grant date. The administrator, in its sole discretion, may pay out earned performance units or performance shares in cash, shares, or in some combination thereof.

Non-Employee Directors

All non-employee directors will be eligible to receive all types of awards (except for ISOs) under our 2014 Plan. To provide a maximum limit on the equity awards that can be made to our non-employee directors, our 2014 Plan provides that in any given fiscal year, a non-employee director will not be granted  equity awards covering more than 75,000 shares (increased to 150,000 in the fiscal year of his or her initial service as a non-employee director). Any awards granted to an individual for his or her services as an employee or consultant (other than as a non-employee director) will not count toward this limit.

Non-Transferability of Awards

Unless the administrator provides otherwise, our 2014 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2014 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2014 Plan and/or the number, class, and price of shares covered by each outstanding award and the numerical share limits set forth in our 2014 Plan.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and, to the extent not exercised, all awards will terminate immediately before the consummation of such proposed transaction.

Change in Control

Our 2014 Plan provides that in the event of a change in control, as defined under our 2014 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards equally.

If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and, for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Amendment and Termination

The administrator has the authority to amend, alter, suspend, or terminate our 2014 Plan, provided such action does not materially impair the rights of any participant. Our 2014 Plan automatically will terminate in 2024, unless we terminate it sooner.

Clawback

Awards will be subject to any clawback policy of the Company, and the administrator also may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. Our Board may require a participant to forfeit, return, or reimburse the Company all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2014 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

No taxable income is reportable when an ISO is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with a per share exercise price equal to at least the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance units or performance shares, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Medicare Surtax

A participant’s annual “net investment income,” as defined in Section 1411 of the Internal Revenue Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2014 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A

Section 409A of the Internal Revenue Code (“Code Section 409A”) provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2014 Plan with a deferral feature will be subject to the requirements of Code Section 409A. Code Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are officers, subject to certain exceptions, Code Section 409A requires that distributions in connection with the officer’s separation from service commence no earlier than six months after such officer’s separation from service.

If an award granted under the 2014 Plan is subject to and fails to satisfy the requirements of Code Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Code Section 409A fails to comply with Code Section 409A’s provisions, Code Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, such as California, have enacted laws similar to Code Section 409A which impose additional taxes, interest and penalties on nonqualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts. In no event will the Company or any of its parents or subsidiaries have any responsibility, obligation, or liability under the terms of the 2014 Plan to reimburse, indemnify, or hold harmless a participant or any other person in respect of awards for any taxes, interest or penalties imposed, or other costs incurred, as a result of Code Section 409A.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Plan Benefits

All awards to employees, directors, and consultants under the 2014 Plan are made at the discretion of the administrator. Therefore, the benefits and amounts that will be received or allocated under the 2014 Plan are not determinable at this time. Our executive officers and non‑employee directors have an interest in this proposal because they are eligible to receive awards under the 2014 Plan. The following table sets forth (i) the aggregate number of shares covered by options granted under the 2014 Plan during the fiscal year ended December 31, 2019, to (A) each of our named executive officers, (B) our executive officers, as a group, (C) our directors who are not executive officers, as a group, and (D) all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options, (iii) the aggregate number of restricted stock units granted to each such individual or group of individuals; and (iv) the dollar value of such restricted stock units.  As of April 13, 2020, the closing sales price of a share of common stock as reported on the Nasdaq Stock Market was $3.11 per share.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Restricted Stock Units / Performance Units	Dollar Value of Restricted Stock Units and Performance Units (1)
Named Executive Officers:
Anish Bhatnagar, Chief Executive Officer and President	250,000	$1.67	—	$—
Kristen Yen, Vice President of Clinical Operations	60,000	$1.67	—	$—
Patricia Hirano, Vice President of Regulatory Affairs	66,000	$1.67	—	$—
All executive officers, as a group	386,000	$1.67	—	$—
All directors who are not executive officers, as a group	101,785	$2.50	61,218	$132,547
All employees who are not executive officers, as a group	170,500	$1.57	—	$—

(1)

The value of an equity award is based on the aggregate grant date fair value of such equity award determined pursuant to FASB ASC Topic 718. See Notes 3 and 10 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a discussion of all assumptions made by us in determining the aggregate grant date fair value of equity awards.

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Beginning this year, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), allows our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The “say-on-pay” vote is advisory, and as such is not binding on the Company, but it does provide the compensation committee with valuable information about stockholder opinion of our executive compensation policies and programs for consideration when determining executive compensation in the future. Our Board and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

We believe that our executive compensation programs have been effective in achieving long-term alignment of management and stockholder interests, consistent with the Company’s philosophy on pay and performance.

We ask that you vote “FOR” the follow resolution:

RESOLVED: That the stockholders of Soleno Therapeutics, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement furnished for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Vote Required

The affirmative vote of the holders of a majority of the shares of stock present virtually or represented by Proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also allows our stockholders to approve, on an advisory basis, the frequency with which we should solicit a stockholder advisory vote on the compensation of our named executive officers, such as Proposal No. 4 above. Because your vote on this Proposal No. 5 is advisory, it is not binding on the Company, but it does provide the compensation committee with valuable information about stockholder opinion.

The Board believes that a stockholder advisory vote on the compensation of our named executive officer should take place every three years, although the Board and compensation committee evaluate executive compensation policies on an annual basis.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal No. 5.

You may cast your vote on our preferred voting frequency by choosing the option of one year, two years, or three years, or abstain from voting.

Vote Required

The affirmative vote of the holders of a plurality of the shares of stock present virtually or represented by Proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, of the frequency of an advisory vote on executive compensation of every three year. This means that the option of one year, two years or three years that receives the highest number of votes casts by our stockholders at the Annual Meeting will be considered the non-binding, advisory vote of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OF EVERY THREE YEARS.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Soleno Therapeutics, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm. The audit committee has discussed with Marcum the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Marcum required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence and has discussed with Marcum its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

William G. Harris (Chair)

Andrew Sinclair

Stuart Collinson

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 1, 2020. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers:
Anish Bhatnagar, M.D.	52	President, Chief Executive Officer, Chief Operating Officer and Director
Patricia Hirano	54	Vice President of Regulatory Affairs
Kristen Yen	51	Vice President of Clinical Operations

Executive Officers

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined the Company in 2006 and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions as Chief Executive Officer of our Company as a result of his extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

Patricia Hirano.  Ms. Hirano has over 20 years of regulatory affairs in the biopharmaceutical industry. She joined the Company as Vice President, Regulatory Affairs in January, 2019. From April, 2017 through December, 2018, Ms. Hirano served as Head of Regulatory Affairs and Quality at the Company in a consulting capacity. Prior to this, she was an independent regulatory consultant since April, 2010, providing regulatory affairs, project management, and clinical operations expertise to biopharmaceutical and biosimilar companies. Her experience encompasses the development of pharmaceuticals, biologics, and drug-device combination products for the treatment of oncology, cardiovascular, neurology, pulmonary/allergy, and endocrine/metabolic diseases. Prior to 2010, she held various positions of increasing responsibility at the Company, Titan Pharmaceuticals, Inc., PRTM (now PWC), CV Therapeutics, Inc. (acquired by Gilead), and Matrix Pharmaceutical, Inc. (acquired by Chiron Corp). She has also been the coordinator of the Bay Area Compliance Discussion Group since 1998. She has been a Director at The Big C Society since April 2014. She earned a Bachelor’s degree in physical education from the University of California, Berkeley, and Master of Public Health degree from San Jose State University.

We believe Ms. Hirano is able to make valuable contributions as an executive officer of our company as a result of her prior technical experience in our industry and related industries.

Kristen Yen, MS. Ms. Yen has over 15 years of clinical research experience in the pharmaceutical and medical device industries. She joined the Company 2006, and currently serves as the head of Clinical Operations. Prior to joining the Company, she managed multiple U.S. and global clinical studies in oncology and held various positions of increasing responsibility at Titan Pharmaceuticals. She began her career in the industry as a clinical employee at PRA International. She has served as a team member and managed clinical studies in neonatology, neurology, pulmonary/allergy, cardiovascular disease, endocrine/metabolic disease, and oncology. She earned a Bachelor of Science degree in mathematics from the University of California, Davis, and a Master of Science degree in cell, molecular and neurosciences from the University of Hawaii, Manoa.

We believe Ms. Yen is able to make valuable contributions as an executive officer of our company as a result of her prior technical experience in our industry and related industries.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Our named executive officers for the year ended December 31, 2019 are:

•	Anish Bhatnagar, M.D., our Chief Executive Officer, President and Chief Operating Officer;
•	Patricia Hirano, our Vice President Regulatory Affairs; and
•	Kristen Yen, our Vice President, Clinical Operations.

Throughout this section, we refer to these three officers as our named executive officers.

2019 Summary Compensation Table

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the years ended December 31, 2019 and 2018.

Summary Compensation Table

Name and Pasition	Year Ended December 31,	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Anish Bhatnagar	2019	$470,000	$82,250	—	$269,839	—	—	—	$822,089
Chief Executive Officer	2018	$460,000	$80,500	—	$411,411	—	—	—	$951,911
President and Chief Operating Officer

Patricia Hirano (4)	2019	$260,208	$24,500	—	$71,237	—	—	—	$355,946
Vice President, Regulatory Affairs

Kristen Yen	2019	$250,000	$21,875	—	$64,761	—	—	—	$336,636
Vice President, Clinical Operations	2018	$235,000	$20,560	—	$77,139	—	—	—	$332,699

(1)

Bonus awards for executives are accrued ratably throughout the year and are subject to review and approval by the Compensation Committee of the Board of Directors subsequent to the year in which they are earned and accrued.

(2)

The amounts in this column represent the aggregate grant date fair value of RSU awards earned during the years ended December 31, 2019 and 2018, as applicable, computed in accordance with FASB ASC Topic 718. The grant date fair value for the RSUs is estimated using the closing price of our Common Stock on the date of grant.

(3)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal years ended December 31, 2019 and 2018, as applicable, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our audited financial statements for the years ended December 31, 2019 and 2018.

(4)	Mr. Hirano became a named executive officer during 2019 and therefore compensation for 2018 is not provided.

Employment Agreements

We have entered into employment agreements with our named executive officers. The agreements provide for “at-will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. In connection with their employment, Anish Bhatnagar, Patricia Hirano and Kristen Yen were also required to execute our standard employment, confidential information, invention assignment and arbitration agreement. The material terms of these employment agreements are summarized below. These summaries are qualified in their entirety by reference to the actual text of the employment agreements, Dr. Bhatnagar’s and Ms. Yen’s employment agreements were filed as exhibits to the Registration Statement on Form S-1 filed with the SEC on March 29, 2019.

Agreement with Anish Bhatnagar

We entered into an employment agreement with Dr. Bhatnagar, dated May 15, 2015, pursuant to which Dr. Bhatnagar serves as our President and Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Bhatnagar’s current annual base salary is $504,000 and he has an annual target bonus equal to 50% of his base salary.

Potential payments and benefits upon termination or change of control

Dr. Bhatnagar. Pursuant to Dr. Bhatnagar’s employment agreement, if Dr. Bhatnagar’s employment is terminated without “Cause” (as defined in Dr. Bhatnagar’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Dr. Bhatnagar’s employment agreement), and subject to Dr. Bhatnagar signing and not revoking a separation agreement and release of claims, then Dr. Bhatnagar will be entitled to the following severance payments and benefits:

•

If Dr. Bhatnagar’s termination or resignation occurs prior to six (6) months before a Change in Control (as defined in Dr. Bhatnagar’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for fifteen (15) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending fifteen (15) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); and (iii) twenty-five percent (25%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable;

•

If such termination or resignation occurs within six (6) months prior to, or twelve (12) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for eighteen (18) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to COBRA, then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending eighteen (18) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); (iii) a payment equal to one hundred fifty percent (150%) of the annual target bonus opportunity for the year in which Dr. Bhatnagar is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable; and

•

If Dr. Bhatnagar is terminated without Cause or resigns for Good Reason during the term of Dr. Bhatnagar’s employment agreement, then Dr. Bhatnagar’s shall have one year following such termination without Cause or resignation for Good Reason to exercise any then vested options.

Agreement with Patricia Hirano

We entered into an employment agreement with Ms. Hirano, dated January 1, 2019, pursuant to which Ms. Hirano serves as our Vice President, Regulatory Affairs. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Ms. Hirano’s current annual base salary is $300,000 and she has an annual target bonus equal to 25% of her base salary.

Potential payments and benefits upon termination or change of control

Ms. Hirano. Pursuant to Ms. Hirano’s employment agreement, if Ms. Hirano’s employment is terminated without “Cause” (as defined in Ms. Hirano’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Ms. Hirano’s employment agreement), and subject to Ms. Hirano signing and not revoking a separation agreement and release of claims, then Ms. Hirano will be entitled to the following severance payments and benefits:

•

If Ms. Hirano’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Ms. Hirano’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Hirano’s base salary rate for three (3) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Hirano elects continuation coverage pursuant to the COBRA, then the Company will reimburse Ms. Hirano on the last day of each month for a period ending three (3) months after Ms. Hirano’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Hirano’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Hirano’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Hirano elects continuation coverage pursuant to COBRA, then the Company will reimburse Ms. Hirano on the last day of each month for a period ending six (6) months after Ms. Hirano’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Hirano’s termination); (iii) a payment equal to fifty percent (50%) of the annual target bonus opportunity for the year in which Ms. Hirano is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Ms. Hirano as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Agreement with Kristen Yen

We entered into an employment agreement with Ms. Yen, dated May 15, 2015, pursuant to which Ms. Yen serves as our Vice President, Clinical Affairs. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Ms. Yen’s current annual base salary is $265,000 and she has an annual target bonus equal to 25% of her base salary.

Potential payments and benefits upon termination or change of control

Ms. Yen. Pursuant to Ms. Yen’s employment agreement, if Ms. Yen’s employment is terminated without “Cause” (as defined in Ms. Yen’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Ms. Yen’s employment agreement), and subject to Ms. Yen signing and not revoking a separation agreement and release of claims, then Ms. Yen will be entitled to the following severance payments and benefits:

•

If Ms. Yen’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Ms. Yen’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Yen’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Yen elects continuation coverage pursuant to the COBRA, then the Company will reimburse Ms. Yen on the last day of each month for a period ending three (3) months after Ms. Yen’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Yen’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Yen’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Yen elects continuation coverage pursuant to COBRA, then the Company will reimburse Ms. Yen on the last day of each month for a period ending six (6) months after Ms. Yen’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Yen’s termination); (iii) a payment equal to fifty percent (50%) of the annual target bonus opportunity for the year in which Ms. Yen is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Ms. Yen as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Outstanding Equity Awards at December 31, 2019

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.

		Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date
Anish Bhatnagar
	11/12/2014	86,050 (1)	—	$35.70	11/12/2024
	1/11/2015	43,025 (1)	—	$9.00	1/11/2025
	5/15/2015	30,000 (1)	—	$23.30	5/15/2025
	1/10/2016	58,750 (3)	1,250	$8.05	1/10/2026
	6/8/2016	56,466 (2)	3,769	$6.00	6/8/2026
	4/19/2017	252,592 (4)	84,196	$2.95	4/19/2027
	2/7/2018	183,333 (3)	216,667	$1.60	2/7/2028
	1/24/2019	57,292 (3)	192,708	$1.67	1/24/2029
Patricia Hirano
	4/19/2017	4,000 (1)	—	$2.95	4/19/2027
	2/7/2018	41,250 (3)	48,750	$1.60	2/7/2028
	1/24/2019	15,125 (3)	50,875	$1.67	1/24/2029
Kristen Yen
	6/3/2010	833 (1)	—	$6.00	6/3/2020
	11/12/2014	10,478 (1)	—	$35.70	11/12/2024
	1/11/2015	2,000 (1)	—	$9.00	1/11/2025
	1/11/2015	2,619 (1)	—	$9.00	1/11/2025
	1/10/2016	9,792 (3)	208	$8.05	1/10/2026
	6/8/2016	6,647 (4)	688	$6.00	6/8/2026
	4/19/2017	19,596 (4)	6,531	$2.95	4/19/2027
	2/7/2018	34,376 (3)	40,624	$1.60	2/7/2028
	1/24/2019	13,750 (3)	46,250	$1.67	1/24/2019

(1)	The options listed are fully vested and may be exercised in full.
(2)

The shares subject to the stock option vest over a four-year period as follows: 50% of the shares vest immediately on the vesting commencement date, and thereafter 1/48th of the remaining shares vest each month, subject to the officer’s continued service to the Company through each vesting date.

(3)

The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares vest each month beginning on the vesting commencement date, subject to the officer’s continued service to the Company through each vesting date.

(4)

The shares subject to the stock option vest over a four-year period as follows: 25% of the shares vest immediately on the vesting commencement date and thereafter 1/48th of the remaining shares vest each month, subject to the officer’s continued service to the Company through each vesting date.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that such information be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Ernest Mario (Chair)

William G. Harris

Gwen Melincoff

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock at April 1, 2020, for:

•	each of our directors;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our Common Stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 44,686,811 shares of our Common Stock outstanding as of April 1, 2020. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2020 to be outstanding and to be beneficially owned by the person holding the stock option or warrant for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is care of Soleno Therapeutics, Inc., 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065. Beneficial ownership representing less than 1% is denoted with an asterisk(*).

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	%
5% Stockholders
Entities Associated with Jack W. Schuler (1)	9,226,225	20.1%
Abingworth Bioventures VII LP (4)	7,202,735	16.0%
Entities Associated with Oracle Partners, LP (2)	5,700,047	12.3%
Entities Associated with Nantahala Capital Management, LLC (16)	4,277,923	9.6%
Entities Associated with Vivo Ventures Fund V, LP (3)	3,028,387	6.6%
Named Executive Officers and Directors:
Andrew Sinclair (4)(7)	7,209,818	16.1%
Stuart Collinson (5)(8)	1,854,081	4.1%
Ernest Mario (9)	1,498,305	3.3%
Anish Bhatnagar (10)	930,494	2.0%
Kristen Yen (11)	133,677	*
Patricia Hirano (6)	91,193	*
William G. Harris (13)	86,089	*
Gwen Melincoff (12)	15,416	*
Birgitte Volck (14)	10,410	*
All current directors and executive officers as a group (9 Persons) (15)	11,829,483	74.9%

*	Represents beneficial ownership of less than one percent (1%).
(1)

Represents: (i) 6,217,345 shares of Common Stock and 1,124,560 shares of Common Stock issuable iupon the exercise of warrants held by the Jack W. Schuler Living Trust, and (ii) 1,276,110 shares of Common Stock held by Schuler Family Foundation. The principal business address for entities associated with  Jack W. Schuler is 100 N. Field Drive, Suite 360, Lake Forest, IL 60045.

(2)

Based solely on Schedule 13G/A filed with the SEC on February 14, 2020. Represents: (i) 2,665,050 outstanding shares of Common Stock and 1,247,375 shares of Common Stock issuable upon the exercise of warrants held by Oracle Partners, LP (ii) 855,243 outstanding shares of Common Stock and 415,791 shares of Common Stock issuable upon the exercise of warrants held by Oracle Ten Fund, LP; and (iii) 350,334 outstanding shares of Common Stock and 166,254 shares of Common Stock issuable upon the exercise of warrants held by Oracle Institutional Partners. The principal business address for Oracle Partners, LP is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06820.

(3)

Based solely on Schedule 13D/A filed with the SEC on December 9, 2019. Represents 2,159,954 shares of Common Stock and 868,433 shares of Common Stock issuable upon the exercise of warrants held  by Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. The principal business address for Vivo Ventures Fund V, LP is 192 Lytton Avenue, Palo Alto, CA 94301.

(4)

Represents (i) 6,969,272 outstanding shares of Common Stock and (ii) 233,463 shares of Common Stock issuable upon the exercise of warrants held by Abingworth Bioventures VII LP (“Abingworth”). Andrew Sinclair is a Partner and Portfolio Manager of Abingworth LLP and has shared voting power over the shares of Common Stock beneficially owned by Abingworth. The principal business address for Abingworth is Princes House, 38 Jermyn Street, London, England SW1Y 6DN.

(5)

Represents 1,825,955 outstanding shares of Common Stock held by Forward Ventures V, L.P. (“Forward Ventures”). Stuart Collinson is a managing member of Forward Ventures and has shared voting power over the shares of Common Stock beneficially owned by Forward Ventures.

(6)

Represents 133,677 shares of Common Stock held by Ms. Yen, consisting of (i) 16,691 outstanding shares of Common Stock and (ii) 116,986 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2020.

(7)

Represents 7,209,818 shares of Common Stock held by Dr. Sinclair, consisting of (i) the shares and warrants held by Abingworth Bioventures VII LP as set forth above in footnote 4 and (ii) 7,083 shares of Common Stock subject to outstanding options that are vested and exercisable within 60 days of April 1, 2020. A Schedule 13G filed on December 27, 2018 reports voting and dispositive power over these shares. Dr. Sinclair disclaims beneficial ownership in all shares held by Abingworth except to the extent of his pecuniary interest therein.

(8)

Represents 1,854,081 shares of Common Stock held by Dr. Collinson, consisting of (i) the shares held by Forward Ventures V, LP as set forth above in footnote 5 and (ii) 28,126 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2020.

(9)

Represents: (a) 1,498,305 shares of Common Stock held by Dr. Mario, consisting of (i) 1,122,907 shares of outstanding Common Stock, (ii) 43,730 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2020, (iii) 18,302 shares of Common Stock issuable upon the exercise of warrants; (iv) 311,283 outstanding shares of Common Stock held by Mildred M. Mario Fifteen Year Residence Trust; and (v) 2,083 outstanding shares of Common Stock held by Mildred M. Mario.

(10)

Represents 930,494 shares of Common Stock held by Dr. Bhatnagar, consisting of (i) 64,578 outstanding shares of Common Stock and (ii) 865,916 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2020.

(11)

Represents 91,193 shares of Common Stock held by Ms. Hirano, consisting of (i) 14,568 outstanding shares of Common Stock and (ii) 76,625 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2020.

(12)

Represents 15,416 shares of Common Stock held by Ms. Melincoff, consisting of (i) 10,000 outstanding shares of Common Stock and (ii) 5,416 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2020.

(13)

Represents 86,089 shares of Common Stock held by Mr. Harris, consisting of (i) 52,313 outstanding shares of Common Stock and (ii) 33,776 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2020.

(14)

Represents 10,410 shares of Common Stock held by Dr. Volck, consisting of (i) 5,827 outstanding shares of Common Stock and (ii) 4,583 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2020.

(15)

Represents (i) 5,317,034 shares of Common Stock beneficially owned by our current executive officers and directors and (ii) 6,512,449 of shares of Common Stock are attributable to options and warrants currently exercisable or exercisable within 60 days of April 1, 2020.

(16)

Based solely on Schedule 13G filed with the SEC on February 14, 2020. Represents 4,277,923 shares of Common Stock held by funds and separately managed accounts under the control of Nantahala Capital Management, LLC ("Nantahala"). The principal business address for Nantahala is 130 Main St 2nd Floor, New Canaan, CT 06840.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,123,117	$4.62	615,760

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions that we were or will be a party to in which (i) an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons is a party and (ii) the amount involved exceeds $120,000.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

2018 Private Placement Common Stock Financing

On December 19, 2018, we entered into a Securities Purchase Agreement (the “Unit Purchase Agreement”) with certain purchasers pursuant to which we sold and issued 10,272,375 immediately separable units at a price per unit of $1.60625 for aggregate gross proceeds of approximately $16,500,000. Each unit consisted of one share of our Common Stock and a warrant to purchase 0.05 of a share of our Common Stock at an exercise price of $2.00 per share, for an aggregate of 10,272,375 shares of our Common Stock and corresponding warrants to purchase 513,617 shares of our Common Stock, referred to collectively as the 2018 Resale Shares. We also granted certain registration rights to the purchasers pursuant to the Unit Purchase Agreement pursuant to which, among other things, we filed a registration statement with the SEC to register for resale the 2018 Resale Shares in March 2019.

Mr. Sinclair, a member of our Board of Directors, is an affiliate of Abingworth Bioventures VII L.P., which purchased an aggregate of 4,669,272 shares of Common Stock in the 2018 PIPE Offering (approximately 45.5% of the shares of Common Stock issued in the 2018 PIPE Offering) and warrants to purchase an aggregate of 233,463 shares of Common Stock (approximately 45.5% of the warrants issued in the 2018 PIPE Offering for an aggregate investment of approximately $7.5 million).

Equity Awards to Executive Officers and Directors

We have granted, and we anticipate we will in the future grant, stock options and other equity awards to our named executive officers, other executive officers and certain of our directors. See the sections entitled “Board of Directors and Corporate Governance - Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

We have entered into employment agreements with certain of our executive officers and directors related to their hiring or separation. See the section titled “Executive Compensation –Employment Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for the Company to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2019, our directors, executive officers, and 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them.

Available Information

Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K. This proxy statement and our Annual Report on Form 10-K are posted on the Investor Relations section of our website at www.soleno.life and are available from the SEC at its website at www.sec.gov.

Company Website

We maintain a website at www.soleno.life. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

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The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of Common Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California

April 20, 2020

APPENDIX A

AMENDED AND RESTATED

SOLENO THERAPEUTICS, INC.

2014 EQUITY INCENTIVE PLAN

(Effective as of May [__], 2020)

1.Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.Definitions.  As used herein, the following definitions will apply:

(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)“Board” means the Board of Directors of the Company.

(f)“Change in Control” means the occurrence of any of the following events:

(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)“Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)“Common Stock” means the common stock of the Company.

(j)“Company” means Soleno Therapeutics, Inc., a Delaware corporation, or any successor thereto.

(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital‑raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l)“Director” means a member of the Board.

(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or

(iv)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)“Fiscal Year” means the fiscal year of the Company.

(s)“Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)“Inside Director” means a Director who is an Employee.

(u)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)“Option” means a stock option granted pursuant to the Plan.

(x)“Outside Director” means a Director who is not an Employee.

(y)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)“Participant” means the holder of an outstanding Award.

(aa)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing  pursuant to Section 10.

(cc)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)“Plan” means this Amended and Restated 2014 Equity Incentive Plan.

(ee)“Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ff)“Restatement Date” means that the stockholders are expected to approve this amendment and restatement Plan, which is scheduled for May 18, 2020.

(gg)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(hh)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)“Section 16(b)”  means Section 16(b) of the Exchange Act.

(kk)“Service Provider” means an Employee, Director or Consultant.

(ll)“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(mm)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.

(a)Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, as of the Restatement Date, the total maximum aggregate number of Shares that may be issued under the Plan is 5,345,086 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)Automatic Share Reserve Increase.  Subject to the provisions of Section 14 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2021 Fiscal Year, in an amount equal to the least of: (i) 3,574,944 Shares, (ii) 4.0% of the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Board; provided, however, that such determination under clause (iii) will be made no later than the last day of the immediately preceding Fiscal Year.

(c)Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d)Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.Administration of the Plan.

(a)Procedure.

(i)Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)to determine the Fair Market Value;

(ii)to select the Service Providers to whom Awards may be granted hereunder;

(iii)to determine the number of Shares to be covered by each Award granted hereunder;

(iv)to approve forms of Award Agreements for use under the Plan;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)to institute and determine the terms and conditions of an Exchange Program;

(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.Stock Options.

(a)Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)Term of Option.  The term of each Option will be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)Option Exercise Price and Consideration.

(i)Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)In the case of an Incentive Stock Option

(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)Exercise of Option.

(i)Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)Tolling Expiration.  A Participant’s Award Agreement may also provide that:

(1)if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2)if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.Restricted Stock.

(a)Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)Transferability.  Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.Restricted Stock Units.

(a)Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.Stock Appreciation Rights.

(a)Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)Exercise Price and Other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion.  Notwithstanding the foregoing, the rules of Section 6(c) relating to exercise also will apply to Stock Appreciation Rights.

(f)Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.Performance Units and Performance Shares.

(a)Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.Outside Director Limitations.  Subject to the provisions of Section 14 of the Plan, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 75,000 Shares, increased to 150,000 Shares in the Fiscal Year of his or her initial service as an Outside Director. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 11.

12.Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.Adjustments; Dissolution or Liquidation; Change in Control.

(a)Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 11 of the Plan.

(b)Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)Change in Control.  In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Participant, or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)Outside Director Awards.  With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Participant, or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15.Tax.

(a)Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value not in excess of the maximum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a fair market value not in excess of the maximum statutory amount required to be withheld.  The fair market value of the Shares to be withheld or delivered will be determined, in good faith by the Administrator, as of the date that the taxes are required to be withheld.

(c)Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.  In no event will the Company (or any Parent or Subsidiary of the Company, as applicable) reimburse a Participant for any taxes imposed or other costs incurred as a result of Section 409A.

16.No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company (or any Parent or Subsidiary of the Company) to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.Term of Plan.  Subject to Section 22 of the Plan, the Plan originally became effective on the Registration Date and continue in effect for a term of ten (10) years from the Restatement Date, unless terminated earlier under Section 19 of the Plan.

19.Amendment and Termination of the Plan.

(a)Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.Conditions Upon Issuance of Shares.

(a)Legal Compliance.  Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.Clawback.   The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award.  Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy (if any) as may be established and/or amended from time to time.  The Board may require a Participant to forfeit or return to and/or reimburse the Company all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.

22.Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

0    SOLENO  THERAPEUTICS,  INC.    THIS  PROXY  IS  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS  OF  SOLENO  THERAPEUTICS,  INC.    The undersigned hereby appoints Anish Bhatnagar as proxy and attorney-in-fact of the  undersigned, with the power of substitution, and hereby authorizes him to represent and vote  all shares of common stock of Soleno Therapeutics, Inc. (the "Company") standing in the name  of the undersigned on April 8, 2020, with all powers which the undersigned would possess if  present at the 2020 Annual Meeting of Stockholders of the Company to be held on May 18,  2020 or at any adjournment or postponement thereof. Receipt of the Notice of the 2020 Annual  Meeting of Stockholders and Proxy Statement and the 2019 Annual Report is hereby  acknowledged.   (Continued  and  to  be  signed  on  the  reverse  side.)    1.1  14475

ANNUAL MEETING OF STOCKHOLDERS OF

SOLENO THERAPEUTICS, INC.

May 18, 2020

20230303040000001000 9 051820

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND FOR EVERY "3 YEARS" IN PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Ernest Mario
○ Birgitte Volck

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	3 years	2 years	1 year	ABSTAIN
5. To approve, on an advisory basis, the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

ANNUAL  MEETING  OF  STOCKHOLDERS  OF    SOLENO  THERAPEUTICS,  INC.    May  18,  2020    Please sign, date and mailyour proxy card in the  envelope provided as soon  as possible.    Please detach along perforated line and mail in the envelope provided.   20230303040000001000  9  051820     Signature of Stockholder Date: Signature of Stockholder Date:  Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted viathis method.  1. To elect two Class II directors to serve until the 2023 Annual Meeting of  stockholders or until their respective successors are duly elected and qualified:  OErnest Mario  OBirgitte Volck  2. To ratify the appointment of Marcum LLP as Soleno Therapeutics, Inc.’s  independent registered public accounting firm for the fiscal year ending  December 31, 2020.  3. To approve the Amended 2014 Equity Incentive Plan.  4. To approve, on an advisory basis, executive compensation.  5. To approve, on an advisory basis, the frequency of advisory votes  on executive compensation.  6. Transact any other business as may properly come before the meeting or any postponement  or adjournment thereof.  FORAGAINSTABSTAINFORALLNOMINEESWITHHOLDAUTHORITYFORALLNOMINEESFORALLEXCEPT(Seeinstructionsbelow) INSTRUCTIONS:Towithholdauthoritytovoteforanyindividualnominee(s),mark“FORALLEXCEPT” andfillinthecirclenexttoeachnomineeyouwishtowithhold,asshownhere: NOMINEES: THEBOARDOFDIRECTORSRECOMMENDSYOUVOTE"FOR"ALLTHENOMINEESLISTEDINPROPOSAL1, "FOR"PROPOSALS2,3AND4,ANDFOREVERY"3YEARS"INPROPOSAL5. PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHEREx  MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  FORAGAINSTABSTAINFORAGAINSTABSTAIN2years1yearABSTAIN3years

ANNUAL MEETING OF STOCKHOLDERS OF

SOLENO THERAPEUTICS, INC.

May 18, 2020

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20230303040000001000 9 051820

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND FOR EVERY "3 YEARS" IN PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
- ○ Ernest Mario
- ○ Birgitte Volck

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Proposal	3 years	2 years	1 year	ABSTAIN
5. To approve, on an advisory basis, the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

ANNUAL  MEETING  OF  STOCKHOLDERS  OF    SOLENO  THERAPEUTICS,  INC.    PROXYVOTINGINSTRUCTIONSMay18,2020 INTERNET  -Access “www.voteproxy.com” and follow the on-screen  instructions or scan the QR code with your smartphone. Have your  proxy card available when you access the web page.   TELEPHONE  -Call toll-free 1-800-PROXIES  (1-800-776-9437) in  the United States or 1-718-921-8500  from foreign countries from  any touch-tone telephone and follow the instructions. Have your  proxy card available when you call.   Vote online/phone until 11:59 PM EST the day before the meeting.   MAIL  -Sign, date and mail your proxy card in the envelope  provided as soon as possible.   IN  PERSON  -You may vote your shares in person by attending  the Annual Meeting.    COMPANY  NUMBER  ACCOUNT  NUMBER     Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.   20230303040000001000  9  051820     Signature of Stockholder Date: Signature of Stockholder Date:  Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted viathis method.  INSTRUCTIONS:Towithholdauthoritytovoteforanyindividualnominee(s),mark“FORALLEXCEPT” andfillinthecirclenexttoeachnomineeyouwishtowithhold,asshownhere: x  THEBOARDOFDIRECTORSRECOMMENDSYOUVOTE"FOR"ALLTHENOMINEESLISTEDINPROPOSAL1, "FOR"PROPOSALS2,3AND4,ANDFOREVERY"3YEARS"INPROPOSAL5. PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHERE2. To ratify the appointment of Marcum LLP as Soleno Therapeutics, Inc.’s  independent registered public accounting firm for the fiscal year ending  December 31, 2020.  3. To approve the Amended 2014 Equity Incentive Plan.  4. To approve, on an advisory basis, executive compensation.  5. To approve, on an advisory basis, the frequency of advisory votes  on executive compensation.  6. Transact any other business as may properly come before the meeting or any postponement  or adjournment thereof.  MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  FORAGAINSTABSTAINFORAGAINSTABSTAIN2years1yearABSTAIN3years 1. To  elect two Class II directors to serve until the 2023 Annual Meeting of  stockholders or until their respective successors are duly elected and qualified:  NOMINEES:    FOR  ALL  NOMINEES  O  Ernest Mario  O  Birgitte Volck     WITHHOLD  AUTHORITY  FOR  ALL  NOMINEES     FOR  ALL  EXCEPT    (See  instructions  below)    FOR  AGAINST  ABSTAIN